UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[x]     Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]     Definitive Information Statement


                       CRYSTALIX GROUP INTERNATIONAL, INC.
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.

        1)   Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

        2)   Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

        4)   Proposed maximum aggregate value of transaction:
                                                             -------------------

        5)   Total fee paid:
                            ----------------------------------------------------

[ ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:
                                    --------------------------------------------

        2)   Form, Schedule or Registration Statement No.:
                                                          ----------------------

        3)   Filing Party:
                          ------------------------------------------------------

        4)   Date Filed:
                        --------------------------------------------------------

                       CRYSTALIX GROUP INTERNATIONAL, INC.
               1181 GRIER DRIVE, SUITE B, LAS VEGAS, NEVADA 89119

                              INFORMATION STATEMENT

         This information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder (the "INFORMATION STATEMENT") has been mailed on or about February 17, 2006 to the stockholders of record as of February 3, 2006 (the "RECORD DATE") of Crystalix Group International, Inc., a Nevada corporation (the "COMPANY") in connection with certain actions to be taken pursuant to the written consent, dated as of January 31, 2006, of the stockholders of the Company holding a majority of the outstanding shares of common stock.

         The actions to be taken pursuant to the written consent shall be implemented on or about March 9, 2006, 20 days after the mailing of this information statement.

         THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                             By Order of the Board of Directors,

                             /s/ Kevin T. Ryan

                             Kevin T. Ryan
                             CHIEF EXECUTIVE OFFICER



                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

        NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF
          STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF
           COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF
                    THE STOCKHOLDERS, DATED JANUARY 31, 2006

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated January 31, 2006, in lieu of a special meeting of the stockholders. Such action will be taken on or about March 9, 2006:

         1. The articles of incorporation of the Company, as amended (the "ARTICLES OF INCORPORATION"), will be amended and restated to change the Company's name from "Crystalix Group International, Inc." to "Seaena, Inc."; and

         2. The Articles of Incorporation will be amended and restated to effect a one (1) for thirty-five (35) reverse stock split, whereby, as of the Record Date, each stockholder shall receive one share for every thirty-five shares then owned.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 300,000,000 shares of common stock ("COMMON STOCK"), of which 286,895,972 shares were issued and outstanding, 10,000,000 shares of Class A preferred stock, none of which were issued and outstanding, and 5,000,000 shares of Class B preferred stock, none of which were issued and outstanding. No stockholders of the Company have any preemptive or similar rights to acquire or subscribe for any additional shares of capital stock of the Company.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, no proxies or consents are being solicited in connection with the matters described in this Information Statement because the holders of a majority of the outstanding shares of Common Stock have already voted in favor of such matters by executing and delivering to the Company a majority written consent dated January 31, 2006. The shares represented by the aforementioned written consent constituted sufficient voting power to approve the matters described in this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on March 9, 2006.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

         On October 28, 2005, the board of directors of the Company (the "BOARD OF DIRECTORS") and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved amendments to the Articles of Incorporation:

    o To change the Company's name from Crystalix Group International, Inc. to Seaena, Inc.; and
    o To effect a one (1) for thirty-five (35) reverse stock split, whereby, as of the record date, each stockholder shall receive one share for every thirty-five shares then owned.

THE CHANGE OF THE COMPANY'S NAME

         The amendments to the Articles of Incorporation will change the Company's name from Crystalix Group International, Inc. to Seaena, Inc. The Company is changing its name as part of its acquisition of the business of U.C. Laser, Inc.

THE REVERSE STOCK SPLIT

         The Board of Directors and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company have approved an amendment to the Articles of Incorporation to effect a reverse stock split of the Company's common stock.

         The Company currently has 300,000,000 shares of Common Stock authorized, and 286,895,972 shares of Common Stock are outstanding as of the Record Date. As part of the U.C. Laser, Inc. acquisition transaction, the Company will be issuing a number of shares of its Class B Preferred Stock of as will collectively have voting rights equal to 45% of all voting rights of all Crystalix capital stock outstanding immediately after the closing, determined on a fully diluted basis. The shares to be issued to U.C. Laser will be convertible into a total number of shares of its common stock as would, immediately after such conversion, represent 45% of all shares of capital stock of Crystalix then outstanding on a fully diluted basis. By implementing a reverse split on the issued and outstanding shares of Common Stock, more shares will then be available in the event of conversion of the Class B Preferred Stock.

         Also, the Board of Directors believes that the price of the Common Stock is too low to attract investors to buy the stock. To proportionally raise the per share price of the Common Stock by reducing the number of outstanding shares, the Board of Directors believes that it is in the best interests of the Company's stockholders to implement a reverse stock split. In addition, the Board of Directors believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. Finally, the Board of Directors believes that the Company's stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board of Directors is not implementing the reverse stock split in anticipation of any "going private" transaction.

MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

         The reverse stock split will be effected simultaneously for all of the Common Stock, and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in fractional share ownership.

         The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from 286,895,972 shares as of January 31, 2006, to approximately 8,197,028 shares. In addition, the reverse stock split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

EFFECT ON FRACTIONAL STOCKHOLDERS

         Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, affected stockholders will receive a cash payment in an amount equal to $0.035 per pre-split share. After the reverse stock split, stockholders will have no further interest in the Company with respect to any fractional share. The Company currently has approximately 650 record holders of the Common Stock. The reverse stock split may have a material effect on the number of record holders of the Common Stock.

EFFECT ON REGISTERED AND BENEFICIAL STOCKHOLDERS

         Upon the reverse stock split, the Company intends to treat stockholders holding the Common Stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in "street name". However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

EFFECT ON REGISTERED CERTIFICATED SHARES

         Stockholders whose shares are held in certificate form will receive a transmittal letter from our transfer agent, Interwest Transfer Company, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the transfer agent. No new shares will be issued until outstanding certificate(s) are surrendered, together with properly completed and executed letter of transmittal, to the transfer agent. Stockholders should not submit any certificate(s) until requested to do so.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

         The Company will promptly file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada to amend its existing Articles of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in APPENDIX A to this Information Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

CERTAIN RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

         Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:

            o There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

            o After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

            o There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

            o The reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

AUTHORIZED SHARES

         The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding. The Company currently has 300,000,000 shares of authorized Common Stock and 286,895,972 shares of Common Stock issued and outstanding as of January 31, 2006. Authorized but unissued shares of Common Stock will be available for issuance. The Company is considering issuing shares in the future, but at this time the Company has no definite plans in this regard. If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

         The following table sets forth information regarding the Company's current and anticipated number of authorized shares and issued and outstanding shares of the Common Stock following implementation of the reverse stock split.

-----------------------------------------------------------------------------------------------------------------------
                                                                    SHARES OF         SHARES OF
                                                   SHARES OF       COMMON STOCK     COMMON STOCK    SHARES OF COMMON
                                                 COMMON STOCK       ISSUED AND      RESERVED FOR     STOCK AVAILABLE
                                                  AUTHORIZED       OUTSTANDING        ISSUANCE        FOR ISSUANCE
-----------------------------------------------------------------------------------------------------------------------
As of January 31, 2006                            300,000,000       286,895,972              -0-         13,104,028
-----------------------------------------------------------------------------------------------------------------------
After Reverse Stock Split at the Ratio of
1-for-35                                          300,000,000        8,197,028*              -0-       291,802,972*
-----------------------------------------------------------------------------------------------------------------------
------------------
*   This number is approximate.

 ACCOUNTING MATTERS

         The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Common Stock on the Company's balance sheet will be reduced proportionately based on the reverse stock split ratio of one-for-thirty-five, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

POTENTIAL ANTI-TAKEOVER EFFECT

         Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of Company. Other than the reverse stock split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

NO APPRAISAL RIGHTS

         Under the General Corporation Law of the State of Nevada, the Company's stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

         The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

         ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

         Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

         The receipt of cash instead of a fractional share of the Common Stock by a United States holder of the Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the effective date.

         The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information, as of January 31, 2006, concerning shares of common stock of the Company, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Company to own beneficially more than five percent of the common stock,
(2) each director of the Company, (3) each executive officer of the Company, and
(4) all directors and executive officers of the Company as a group:

--------------------------------------------------------------------------------------------------------------------
                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)<F1>                   BENEFICIAL OWNERSHIP           PERCENT OF CLASS (2) <F2>
--------------------------------------------------------------------------------------------------------------------
Kevin T. Ryan                                                      139,189,131                        48.5%
3950 E. Patrick Lane, Suite 101
Las Vegas, NV 89120
--------------------------------------------------------------------------------------------------------------------
Urban Casavant                                                    47,000,000 (3)<F3>                  16.4%
136 Arbor Way
Henderson, NV  89074
--------------------------------------------------------------------------------------------------------------------
John S. Woodward                                                    42,658,869                        14.9%
1181 Grier Drive, Suite B-116
Las Vegas, NV 89119
--------------------------------------------------------------------------------------------------------------------
Doug E. Lee                                                         15,300,000                        5.3%
--------------------------------------------------------------------------------------------------------------------
Patty Hill                                                          2,500,000                         0.9%
--------------------------------------------------------------------------------------------------------------------
Robert McDermott                                                    2,000,000                         0.7%
--------------------------------------------------------------------------------------------------------------------
Officers and directors as a group (5 persons)                    201,648,000 (3)<F3>                  70.3%
--------------------------------------------------------------------------------------------------------------------
---------------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2)<F2> This table is based on 286,895,972 shares of Common Stock outstanding as of January 31, 2006. If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from January 31, 2006, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.


                                       7


(3)<F3> Includes shares held of record by CMKEXTREME, Inc. and UAJC 2005 Irrevocable Trust.


                         CHANGE IN CONTROL ARRANGEMENTS

         As of December 29, 2005, the Company entered into an Asset Purchase Agreement with U.C. Laser Ltd., in which the Company agreed to purchase all of the assets of U.C. Laser used in connection with the manufacturing, distribution and marketing of its decorative images and products. The assets to be acquired include U.C. Laser's subsidiaries, U.C. Laser, Inc. and CIC Laser Technologies Ltd., as well as U.C. Laser's worldwide, exclusive license to use the colored glass technology owned by Laser Glass Ltd.

         In consideration for the purchased assets, the Company will assume the liabilities arising from or related to the purchased assets and issue a number of its shares of Class B Preferred Stock as will collectively have voting rights equal to 45% of all voting rights of all Crystalix capital stock outstanding immediately after the closing, determined on a fully diluted basis. The shares to be issued to U.C. Laser will be convertible into a total number of shares of common stock as would, immediately after such conversion, represent 45% of all shares of capital stock of Crystalix then outstanding on a fully diluted basis. Twenty percent of the shares to be issued to U.C. Laser will be placed into escrow to satisfy any obligations of U.C. Laser to indemnify the Company for losses arising from (1) a material breach by U.C. Laser of any representation, warranty, covenant, restriction, or agreement made in the Asset Purchase Agreement or (2) fraud or an intentional misstatement by U.C. Laser. The escrow period shall terminate 90 days after the closing of the transaction.

         The Company has agreed that its board of directors, upon the completion of this transaction, shall consist of five members, two of whom shall be Marshall D. Butler and Zvi Dinstein.

                             ADDITIONAL INFORMATION

         The Company will provide, by first class mail or other equally prompt means, a copy of the information that is incorporated by reference in this Information Statement statement, without charge, to each person to whom an Information Statement is delivered upon written or oral request within one day of receipt of such request. Requests for such information may be directed to Crystalix Group International, Inc., Attention: Corporate Secretary, 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119, telephone (702) 740-4616. You are encouraged to review the information filed by the Company with the Securities and Exchange Commission and other publicly available information.

                                   By Order of the Board of Directors,


                                   /s/ Kevin T. Ryan

                                   Kevin T. Ryan
                                   CHIEF EXECUTIVE OFFICER

                                   APPENDIX A
              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz


    CERTIFICATE OF AMENDMENT
 PURSUANT TO NRS 78.385 and 78.390
                                              Above space is for office use only

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:
Crystalix Group International, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
A. Article First of the corporation's Articles of Incorporation has been amended to read as follows:
   "First:  Name
   The name of the Corporation is Seaena, Inc. (the "Corporation")."
B. Article Forth (sic) of the corporation's Articles of Incorporation has been amended to read in its entirety:
   "Fourth: Capital Stock
   1. Classes and Number of Shares. The maximum number of shares that this Corporation is authorized to have outstanding at any time is THREE HUNDRED MILLION (300,000,000) shares of common stock, having a par value of $0.001 per share, 10,000,000 shares of class A preferred stock with a par value of $0.001 per share and 5,000,000 shares of class B preferred stock with a par value of $0.001 per share. Effective upon the filing of this Certificate of Amendment with the Nevada Secretary of State, each group of thirty-five (35) outstanding shares of common stock (having a par value of $0.001 per share) shall be automatically combined, converted into and reconstituted as one (1) share of common stock having a par value of $0.001 per share.
(see attachment)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: _____ shares of common stock

4. Effective date of filing (optional):
                  (must not be more than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ Douglas E. Lee
                                ------------------------------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.
                                        Nevada Secretary of State AM 78.385 2003
                                                            Revised on: 09/29/05

                                ATTACHMENT TO THE
         CERTIFICATION OF AMENDMENT TO THE ARTICLES OF INCORPORATION FOR
                       CRYSTALIX GROUP INTERNATIONAL, INC.

2. The articles have been amended as follows:

Article Fourth:

The Corporation shall deliver to each holder of shares of the Corporation's common stock (as constituted immediately prior to the reverse split referenced above) a certificate or certificates representing the whole number of shares held by such holder after giving effect to the reverse stock split, and will pay to each holder the value (as set forth below) of the fraction of a share resulting from this reverse split (after aggregating all shares held by such holder), upon and against surrender to the Corporation of the certificates representing the pre-split shares held by such holder. Payment shall be made for fractions of a share at a rate of $0.035 per pre-split share.

    C. The reverse stock split referenced above will not change the total number of shares of common stock the Corporation is authorized to issue.

    D. As a result of the reverse stock split, and as provided in the Certificate of Designation of the rights and preferences of the Corporation's class B preferred stock (the "Designation"), each outstanding share of class B preferred stock will be convertible into 2.857143 post-split shares of common stock.

    E. As a result of the reverse stock split, the Corporation will have sufficient shares of common stock available for issuance on conversion of all outstanding shares of class B preferred stock so that all outstanding shares of class B preferred stock shall be callable for conversion upon written notice by the Corporation, as provided in Section 5(i) of the Designation.